Exhibit 99.1

NEWS RELEASE

Convergys Corporation’s Earnings up 43 Percent to $0.30 per Share in the Third Quarter

IN THE THIRD QUARTER:

•	Customer Management Group significantly improved operating margin performance to 8.4 percent from 1.7 percent in the second quarter.

•	Information Management Group continued its strong performance with 4 percent revenue growth and improved operating income margin by 600 basis points from the prior year to 18.1 percent.

•	Employee Care signed HR BPO agreements with two new clients, Whirlpool and a medical device firm.

•	Convergys delivered strong improvement in year-to-date and third quarter free cash flow.

(Cincinnati; October 20, 2005) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the third quarter of 2005.

Total revenues increased to $644.8 million compared to $639.9 million reported in the third quarter of 2004 reflecting growth from the Information Management Group. Operating income of $67.0 million increased 25 percent from $53.6 million in the prior year, while operating margin increased to 10.4 percent versus 8.4 percent. The increase in operating income reflects a continuation of IMG’s strong operating performance resulting from a combination of revenue growth and the fourth quarter 2004 restructuring actions. Improvement in CMG’s cost structure also contributed to the increase in operating income. Net income of $42.4 million was up 41 percent versus $30.1 million in the third quarter of 2004. Earnings per diluted share increased 43 percent to $0.30 compared to $0.21 in the third quarter of 2004.

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“I am very pleased with our earnings performance this quarter. Our third quarter results put us on track to deliver our earnings guidance in 2005,” said Jim Orr, Chairman and CEO of Convergys. “Previously we made commitments to improve performance at both IMG and CMG. We have delivered at IMG with our third consecutive quarter of revenue growth and strong operating margins. With CMG’s strong operating improvement from the second quarter, we have begun to deliver on our commitment at CMG as well. Importantly, we believe there are opportunities for even further improvement.”

Orr continued, “I also want to highlight the important management change Convergys announced this quarter. Dave Dougherty assumed the duties of President and Chief Operating Officer. Dave brings to this new role a strong track record of success at Convergys. In his new role, Dave will focus on driving improved profitability and growth.”

Operating Performance by Segment

Customer Management Group (CMG) - Customer Care and Employee Care

Convergys CMG’s revenues of $454.1 million were relatively flat compared to prior year. In large part, this reflects increased volume from several customer care clients, and additional revenues associated with a price increase negotiated during the quarter with a customer care client, offset by lower spending from Cingular.

Convergys CMG’s third quarter 2005 operating income and operating margin were $38.3 million and 8.4 percent, respectively. This compares to prior year operating income and operating margin of $35.7 million and 7.8 percent. The 7 percent increase in operating income reflects operational and profit improvements with several customer care and employee care client programs and savings realized through recent restructuring initiatives. Higher operating expenses caused by the impact of a weakened U.S. versus Canadian dollar partially offset these items.

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Information Management Group (IMG)

Convergys IMG’s revenues increased 4 percent to $190.7 million in the third quarter of 2005 from $183.7 million in the same period last year. Professional and consulting revenues of $69.1 million increased 46 percent compared to the prior year. This increase was mainly due to increased spending from IMG’s two largest wireless clients. Data processing revenues of $80.4 million decreased 19 percent from the prior year. This decrease is due in large part to the changing dynamics of the billing relationship with Cingular as it migrates subscribers from outsourced to managed service environments. License and other revenues of $41.2 million increased 9 percent from the third quarter of 2004. The increase reflects revenues associated with a license arrangement with an existing Latin American client.

Convergys IMG’s operating income increased 55 percent from the third quarter of 2004 to $34.5 million. Operating margin increased to 18.1 percent versus 12.1 percent in the prior year. The significant improvement in operating margin reflects both revenue growth for IMG and savings realized through the 2004 restructuring initiatives.

Other Items

•	Convergys incurred $6.4 million in non-cash stock compensation expense during the quarter. This compares to $4.6 million in the prior year.

•	The cellular partnerships contributed pre-tax equity earnings of $7.4 million. This compares to a loss of $600,000 in the prior year.

•	Interest expense was $5.9 million versus $3.0 million in the prior year resulting from a higher debt balance and higher interest rates.

•	Cash flow from operations for the third quarter of 2005 was $39.8 million. Free cash flow of $58.6 million increased by $11.8 million from the prior year. Convergys reduced its accounts receivable securitization by $50 million, which negatively impacted operating cash flow, but had no impact on free cash flow.

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•	Days sales outstanding (DSO) declined to 74 days at September 30, 2005. This compares to 76 days at June 30, 2005.

•	During the second quarter, Convergys repurchased 559,000 shares at a cost of $8.0 million and an average price of $14.28 per share.

Business Outlook

The following forward-looking statements reflect Convergys’ expectations as of October 20, 2005. Given the various risk factors discussed below, actual results may differ materially. The company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Financial Guidance

CMG’s revenue in the fourth quarter will grow approximately 5 percent from the third quarter, and operating income will be roughly in-line with the third quarter. Included in this guidance is an expectation that we will incur $8 million in severance expense. These actions, when completed in early 2006, will save Convergys an additional $15 million per year. Convergys is continuing to pursue further improvements to enhance its performance and operations, and streamline its cost structure.

IMG’s revenue and operating income in the fourth quarter will be roughly comparable to the previous three quarters.

For 2005, EPS is expected to be approximately $1.00. This includes $8.9 million in second quarter severance expense and an expected fourth quarter severance expense of approximately $8 million. It excludes the impact of any potential actions taken related to the American Jobs Creation Act.

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Convergys expects it will continue its earnings growth in 2006. For 2006, Convergys is comfortable that it will meet or exceed the mean EPS estimate among analysts according to First Call of $1.07.

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 60 countries speaking nearly 30 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 62,000 employees in 68 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

(Convergys and the Convergys logo are registered trademarks of Convergys Corporation.)

NON-GAAP MEASURES:

This news release contains non-GAAP financial measures, including free cash flow, pro forma operating income, pro forma net income, and pro forma earnings per share that are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and we believe that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a one-hour conference call on Thursday, October 20, at 10:00 AM, EDT, to discuss the company’s third quarter results. It will feature Jim Orr, Chairman and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

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“SAFE HARBOR” NOTE:

Information included in this news release may contain forward-looking statements that involve potential risks for Convergys Corporation. The future results of Convergys could differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, terrorist activities and the United States’ response, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2004, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

Investor Contact:

Taylor Greenwald, Director of Investor Relations

+1 513 723 3961 or +1 888 284 9900 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate PR

+1 513 723 3333 or +1 888 284 9900 or john.pratt@convergys.com

##

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Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Third Quarter				Nine Months
			Change				Change
	2005	2004	Amount	%	2005	2004	Amount	%
Revenues:
Customer Management Group	$454.1	$456.2	$(2.1)	—	$1,331.3	$1,264.9	$66.4	5
Information Management Group	190.7	183.7	7.0	4	581.2	550.6	30.6	6

Total	$644.8	$639.9	$4.9	1	$1,912.5	$1,815.5	$97.0	5

Operating Income (Loss):
Customer Management Group	$38.3	$35.7	$2.6	7	$66.9	$96.9	$(30.0)	(31)
Information Management Group	34.5	22.3	12.2	55	104.3	67.7	36.6	54
Corporate and Other	(5.8)	(4.4)	(1.4)	32	(14.3)	(9.9)	(4.4)	44

Total	$67.0	$53.6	$13.4	25	$156.9	$154.7	$2.2	1

Net Income	$42.4	$30.1	$12.3	41	$99.2	$91.3	$7.9	9
Earnings Per Common Share
- Basic	$0.30	$0.21	$0.09	43	$0.71	$0.64	$0.07	11
- Diluted	$0.30	$0.21	$0.09	43	$0.69	$0.63	$0.06	10

Weighted Average Common Shares Outstanding
- Basic	139.2	140.6	(1.4)	(1)	140.3	141.6	(1.3)	(1)
- Diluted	142.2	144.9	(2.7)	(2)	143.0	145.5	(2.5)	(2)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended September 30, 2005.

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Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Months Ended Sept. 30,		% Change	For the Nine Months Ended Sept. 30,		% Change
	2005	2004		2005	2004
Revenues:
Customer Management Group
Communications	$225.8	$255.1	(11)	$675.4	$730.0	(7)
Technology	40.0	43.6	(8)	115.8	123.8	(6)
Financial Services	60.4	52.4	15	191.4	133.6	43
Other	127.9	105.1	22	348.7	277.5	26

Total CMG Revenues	454.1	456.2	—	1,331.3	1,264.9	5
Information Management Group
Data Processing	80.4	98.8	(19)	254.8	292.6	(13)
Professional and Consulting	69.1	47.2	46	202.3	137.0	48
License and Other	41.2	37.7	9	124.1	121.0	—

Total IMG Revenues	190.7	183.7	4	581.2	550.6	6

Total Revenues	644.8	639.9	1	1,912.5	1,815.5	5

Costs and Expenses:
Cost of Providing Services and Products Sold	391.3	394.9	(1)	1,183.3	1,123.6	5
Selling, General and Administrative	130.1	132.6	(2)	396.0	374.8	6
Research and Development Costs	20.0	21.3	(6)	57.3	58.9	(3)
Depreciation	31.5	31.6	—	93.8	87.6	7
Amortization	4.9	5.9	(17)	16.3	15.9	3
Restructuring Charges	—	—	—	8.9	—	—

Total Costs and Expenses	577.8	586.3	(1)	1,755.6	1,660.8	6

Operating Income	67.0	53.6	25	156.9	154.7	1

Equity in Earnings (Losses) of Cellular Partnerships	7.4	(0.6)	—	17.0	1.0	—
Other Expense, net	(0.1)	(2.4)	(96)	(1.1)	(4.6)	(76)
Interest Expense	(5.9)	(3.0)	97	(15.6)	(6.7)	133

Income Before Income Taxes	68.4	47.6	44	157.2	144.4	9

Income Taxes	26.0	17.5	49	58.0	53.1	9

Net Income	$42.4	$30.1	41	$99.2	$91.3	9

Earnings Per Common Share
Basic	$0.30	$0.21	43	$0.71	$0.64	11

Diluted	$0.30	$0.21	43	$0.69	$0.63	10

Weighted Average Common Shares Outstanding
Basic	139.2	140.6		140.3	141.6
Diluted	142.2	144.9		143.0	145.5
Market Price Per Share
High	$15.30	$15.38		$15.76	$19.96
Low	$13.68	$12.30		$12.57	$12.30
Close	$14.37	$13.43		$14.37	$13.43

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-Q for the quarterly period ended September 30, 2005.

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Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	Sept. 30, 2005	Dec. 31, 2004
Assets

Cash and Cash Equivalents	$49.3	$58.4
Receivables - Net	521.5	447.3
Other Current Assets	86.7	87.1
Property and Equipment - Net	397.7	416.6
Other Assets	1,214.9	1,198.7

Total Assets	$2,270.1	$2,208.1

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$96.1	$49.5
Other Current Liabilities	464.5	527.9
Other Liabilities	52.6	43.2
Long-Term Debt	298.9	302.2
Common Shareholders’ Equity	1,358.0	1,285.3

Total Liabilities and Shareholders’ Equity	$2,270.1	$2,208.1

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Convergys Corporation

Overview of Cash Flows

In Millions, (Unaudited)

Summarized Statement of Cash Flows

	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2005	2004	2005	2004
Cash provided by operating activities	$39.8	$87.6	$81.8	$188.6
Cash used in investing activities	(41.7)	(43.2)	(93.1)	(298.7)
Cash provided by financing activities	(7.4)	(50.6)	2.2	122.9

Net increase (decrease) in cash	$(9.3)	$(6.2)	$(9.1)	$12.8

Reconciliation of Operating Cash Flows to Free Cash Flows
	Three Months Ended Sept. 30,		Nine Months Ended Sept. 30,
	2005	2004	2005	2004
Cash provided by operating activities	$39.8	$87.6	$81.8	$188.6
Decrease (increase) in securitization	50.0	—	100.0	(15.0)
Capital expenditures	(31.2)	(40.8)	(80.8)	(112.6)

Free cash flow	$58.6	$46.8	$101.0	$61.0

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non- GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures. Free cash flow is presented as an alternative measure of the Company’s ability to generate cash flow.

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Convergys Corporation

Customer Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Sept. 30,		% Change	For the Nine Months Ended Sept. 30,		% Change
	2005	2004		2005	2004
Revenues:
Communications	$225.8	$255.1	(11)	$675.4	$730.0	(7)
Technology	40.0	43.6	(8)	115.8	123.8	(6)
Financial Services	60.4	52.4	15	191.4	133.6	43
Other	127.9	105.1	22	348.7	277.5	26

Total CMG Revenues	454.1	456.2	—	1,331.3	1,264.9	5

Costs and Expenses:
Cost of Providing Services and Products Sold	292.0	296.3	(1)	880.7	828.8	6
Selling, General and Administrative	97.4	97.3	—	298.5	267.7	12
Research and Development Costs	3.2	3.1	3	7.6	7.3	4
Depreciation	19.9	20.8	(4)	59.5	56.2	6
Amortization	3.3	3.0	10	9.8	8.0	23
Restructuring Charges	—	—	—	8.3	—	—

Total Costs and Expenses	415.8	420.5	(1)	1,264.4	1,168.0	8

Operating Income	$38.3	$35.7	7	$66.9	$96.9	(31)

The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended September 30, 2005.

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Convergys Corporation

Information Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Sept. 30,		% Change	For the Nine Months Ended Sept. 30,		% Change
	2005	2004		2005	2004
Revenues:
Data Processing	$80.4	$98.8	(19)	$254.8	$292.6	(13)
Professional and Consulting	69.1	47.2	46	202.3	137.0	48
License and Other	41.2	37.7	9	124.1	121.0	3

Total IMG Revenues	190.7	183.7	4	581.2	550.6	6

Costs and Expenses:
Cost of Providing Services and Products Sold	99.3	98.9	—	302.5	295.6	2
Selling, General and Administrative	30.4	32.6	(7)	94.1	103.7	(9)
Research and Development Costs	16.8	18.6	(10)	49.7	51.5	(3)
Depreciation	8.1	8.4	(4)	24.1	24.2	—
Amortization	1.6	2.9	(45)	6.5	7.9	(18)

Total Costs and Expenses	156.2	161.4	(3)	476.9	482.9	(1)

Operating Income	$34.5	$22.3	55	$104.3	$67.7	54

The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-Q for the quarterly period ended September 30, 2005. Additionally, total international revenues consisted of $41.8 and $35.3 for the three months ended September 30, 2005 and September 30, 2004, respectively. Total international revenues consisted of $118.2 and $116.7 for the nine months ended September 30, 2005 and September 30, 2004, respectively.

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Convergys Corporation

Reconciliation of Pro Forma Operating Results

(In Millions Except Per Share Amounts)

	Consolidated Income		Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
	Operating Income (Loss)	(Loss) Before Tax
Third Quarter 2005
Results as reported under U.S. GAAP	$67.0	$68.4	$(26.0)	$42.4	$0.30
Less:
Reconciling items	—	—	—	—	—

Pro forma results (a non-GAAP measure)	$67.0	$68.4	$(26.0)	$42.4	$0.30

Year to Date 2005
Results as reported under U.S. GAAP	$156.9	$157.2	$(58.0)	$99.2	$0.69
Less:
Reconciling items(a)	(8.9)	(8.9)	3.4	(5.5)	(0.04)

Pro forma results (a non-GAAP measure)	$165.8	$166.1	$(61.4)	$104.7	$0.73

Third Quarter 2004
Results as reported under U.S. GAAP	$53.6	$47.6	$(17.5)	$30.1	$0.21
Less:
Reconciling items	—	—	—	—	—

Pro forma results (a non-GAAP measure)	$53.6	$47.6	$(17.5)	$30.1	$0.21

Year to Date 2004
Results as reported under U.S. GAAP	$154.7	$144.4	$(53.1)	$91.3	$0.63
Less:
Reconciling items	—	—	—	—	—

Pro forma results (a non-GAAP measure)	$154.7	$144.4	$(53.1)	$91.3	$0.63

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non- U.S. GAAP).

(a)	Reflects the net restructuring charge of $8.9 ($5.5 net of tax) recorded in the second quarter of 2005.

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